Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Port Wing Development Co., Ltd. (“e-Channels BVI”), incorporated in the British Virgin Islands

Ahead Billion Venture Ltd. (“Sihitech BVI”). incorporated in the British Virgin Islands

Beijing Yuxinyicheng Technologies Ltd. (“Yuxinyicheng”), incorporated in the PRC

Beijing e-Channels Century Technology Co., Ltd. (“e-Channels”) , incorporated in the PRC

Beijing Sihitech Technology Co., Ltd.(“Beijing Sihitech”), incorporated in the PRC

Beijing Sihitech Software Co., Ltd. (“Beijing Software”), incorporated in the PRC

Shanghai Sihitech Technology Co., Ltd.(“Shanghai Sihitech”), incorporated in the PRC

Shanghai Yuxinyicheng Software Co., Ltd. (“Shanghai Software”), incorporated in the PRC

Beijing Yuxinhengsheng Information Technology Limited(“Sunrisk”) , incorporated in the PRC

Beijing Easycon Electronics Limited(“Easycon”) , incorporated in the PRC

Beijing Yuxinyicheng Software Co., Ltd (“Yuxinyicheng Software”), incorporated in the PRC

Chengdu Recency Technologies Limited(“Recency”) , incorporated in the PRC

ChengduYuxinyicheng Technologies Ltd. (“Chengdu Yuxinyicheng”), incorporated in the PRC

Shanghai Fujie Business Consulting Limited(“Fujie”) , incorporated in the PRC

Guangzhou Yuxinyicheng Information Technology Limited(“Guangzhou Yuxinyicheng”) , incorporated in the PRC

Xiamen Yucheng Technology Limited(“Xiamen Yucheng”), incorporated in the PRC

Tianjin Yuxinyicheng Technology Limited(“Tianjin Yuxinyicheng”), incorporated in the PRC

Tianjin Yuchengxin Information Security Technologies Limited (“Yuchengxin”), incorporated in the PRC